POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints John M. Franck II, Natalie Harrison Cline and Kevin A. Ball, in each case so long as he or she is employed by an affiliate of HCA Healthcare, Inc. (the “Company”), as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file a Form ID (including any amendments or authentications thereto) with respect to obtaining EDGAR codes and enrolling the undersigned in EDGAR Next, with the U.S. Securities and Exchange Commission;

(2) prepare, execute, acknowledge, deliver and file, or cause them to be submitted and filed by a person appointed under Section 3 below, Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of the Company, with the U.S. Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), or under Rule 144 under the Securities Act of 1933 ("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

(3) as applicable, either (a) act as an account administrator for the undersigned’s EDGAR account, including the authority and power to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; or (b) act as a delegated administrator for the undersigned’s EDGAR account, including the authority and power to: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned’s EDGAR account; and (iii) any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities;

(4) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

(5) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(6) perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of July 2025.

/s/ Michael A.Marks

STATE OF TENNESSEE

COUNTY OF DAVIDSON

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, Michael A.Marks, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that Michael A.Marks executed the within instrument for the purposes therein contained.

WITNESS my hand, at office, this 31st day of July, 2025.

/s/ Holly Stockman

NOTARY PUBLIC

My Commission Expires: 03/09/2027